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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated May 12, 1999 for Predictive Systems, Inc. included in or made a part of this Registration Statement.

                                        /s/ ARTHUR ANDERSEN LLP

                                        Arthur Andersen LLP

New York, New York
September 30, 1999